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                          REPRESENTATIVE'S WARRANT                   EXHIBIT 1.3


THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT MADE UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH LAWS.

            Void after 4:00 P.M. New York Time, on______________2002

                   REPRESENTATIVE'S WARRANT TO PURCHASE UNITS
           [71,875] Units (each unit consisting of two common shares, no par value ("Common Share") and one redeemable common share purchase warrant ("Warrant") to purchase one Common Share at an
                            exercise price of $4.80
                                       of
                                  SURREY, INC.


This is to Certify that, for VALUE RECEIVED,

                                STUART, COLEMAN & CO., INC.


or registered assigned ("Holder") is entitled to purchase, subject to the provisions of this Representative's Warrant, from Surrey, Inc., a Texas corporation ("Company"), at any time on or after 10:00 A.M., ___________1998
and not later than 4:00 P.M. New York Time, on      2002, a date which does not
exceed five (5) years from Effective Date of the Registration Statement on Form SB-2 File No._____________ (the "Warrant Exercise Term"), [71,875] Units at a purchase price per Unit of $.0005. The exercise price of a Unit in effect at any time and as such may be adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price". Prior to the application, if any, of the anti-dilution provisions contained herein, the Exercise Price relative to one Unit or to a combination of two (2) shares and one (1) Warrant shall be $9.70 as such amount may be adjusted in accordance herewith. This Representative's Warrant is one of a series of warrants identical in form issued by the Company to purchase up to a maximum of [71,875] Units and the term "Representative's Warrants" as used herein means all such representative's warrants (including this Representative's Warrant).



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                The Representative's Warrants referred to herein shall be
delivered to Stuart, Coleman & Co., Inc. in increments of thousand Units Representative's Warrant certificates.

                (a) Exercise of Representative's Warrant. Subject to the provisions of Section (k) hereof, this Representative's Warrant may be
exercised in whole or   in part at any time or from time to time on or
after___________1998 but not later than 4:00 P.M, on ___________2002, or if
2002 is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company or at the office of its Transfer Agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Units, or the underlying securities of the Units, as the case may be, specified in such form. The Company shall bear the entire cost of all federal and state taxes (other than any income taxes) as well as all transfer taxes relating to the exercise of the Representative's Warrants referred to herein. If this Representative's Warrant should be exercised in part only, the Company shall, upon surrender of this Representative's Warrant for cancellation, execute and deliver a new Representative's Warrant evidencing the right of the Holder to purchase the balance of the Units, or the underlying securities, as the case may be, purchasable hereunder. Upon receipt by the Company during the Warrant Exercise Period of this Representative's Warrant at the office or agency of the Company, in proper form for exercise with the Exercise Price, the Holder shall be deemed to be the holder of record of the Units, or the underlying securities, as the case may be, issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or that certificates representing such Units, or the underlying securities, as the case may be, shall not then be actually delivered to the Holder.

                (b) Reservation of Units. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Representative's Warrant such number of Common Shares [143,750] as shall be required for issuance or delivery upon exercise of this Representative's Warrant and an additional [71,875] Common Shares upon the exercise of the Warrant included in the Units.

                (c) Fractional Units. No fractional Units or Common Shares or scrip representing fractional Units or Common Shares shall be issued upon the exercise of this Representative's Warrant. With respect to any fraction of a Unit called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional Unit or Common Shares, determined as follows:

                        (1) If the Unit or Common Shares are listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading in the NASDAQ quotation system, the current value shall be the last reported sale price of the Unit or Common Shares on such exchange or system on the last business day prior to the date of exercise of this Representative's Warrant


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        or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or system; or

                        (2) If the Unit or Common Shares are not listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Representative's Warrant, or

                        (3) If the Unit or Common Shares are not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company, such determination to be final and binding on the Holder.

                (d) Exchange, Assignment or Loss of Representative's Warrant. This Representative's Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its transfer agent, if any, for other Representative's Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of Units, or underlying securities, as the case may be, purchasable hereunder. The Representative's Warrant may not be sold, hypothecated, transferred or assigned for one (1) year following the effective date, except that it may be (i) assigned in whole or in part to or among the officers of Stuart, Coleman & Co., Inc., (ii) transferred by operation of law as a result of the death of any transferee, (iii) transferred to any successor in business of Stuart, Coleman & Co., Inc., and (iv) assigned to any broker-dealer or officers of any broker-dealer directly involved in the Selling Group of this public offering for the Company. Any such assignment shall be made by surrender of this Representative's Warrant to the Company or at the office of its transfer agent, if any, with the Assignment Form annexed hereto duly executed. All funds required to pay taxes (other than any income tax or stock transfer tax) shall be paid by the Company. Thereupon, the Company shall, without charge, execute and deliver a new Representative's Warrant in the name of the assignee named in such instrument of assignment and this Representative's Warrant shall promptly be canceled. This Representative's Warrant may be divided or combined with other Representative's Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its transfer agent, if any, together with a written notice specifying the names and denominations in which new Representative's Warrants are to be issued and signed by the Holder hereof. The term "Representative's Warrant" as used herein includes any Representative's Warrants issued in substitution for or replacement of this Representative's Warrant, or into which this Representative's Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of loss, theft, destruction or mutilation of this Representative's Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to it and reimbursement to the Company of all reasonable expenses incidental thereto and upon surrender and cancellation of this Representative's Warrant, if mutilated,


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the Company will execute and deliver a new Representative's Warrant of like tenor and date in lieu of this Representative's Warrant.

                (e) Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Representative's Warrant and are not enforceable against the Company except to the extent set forth herein.

                (f)     Anti-Dilution Provisions.

                        (1) Adjustments of Exercise Price. If the Company should at any time or from time to time within 60 months from the date hereof, issue or sell any Units or Common Shares or Warrants included in the Units (other than as may be reflected in or contemplated by the Registration Statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), on Form SB-2 File No.__________(and any future Registration Statement of Statements which may be filed with respect to the securities initially issued pursuant thereto) and other than any outstanding options or future options which may be duly granted to employees of the Company pursuant to the 1997 Long Term Incentive Plan, or to directors under the 1997 Non-Employee Directors' Stock Option Plan and any Common Shares which may be issued pursuant thereto or upon exercise of the Warrants included in the Units), without consideration or for a consideration per Unit (or Common Shares pursuant thereto or upon exercise of the Warrants included in the Units) less than the lower of the Exercise Price in effect immediately prior to the time of such issue or sale or the then current fair market value, then forthwith upon such issue or sale, the Exercise Price shall be adjusted to a price (computed to the nearest cent) determined by dividing (i) the sum of the number of Common Shares (including the Common Shares and the Warrants in all Units) outstanding immediately prior to such issue or sale multiplied by the Exercise Price in effect immediately prior to such issue or sale, plus the consideration, if any, received by the Company upon such issue or sale, by (ii) the total number of Common Shares (including the Common Shares and the Warrants in all Units) outstanding immediately after such issue or sale. For purposes of this subsection (f)(1), the following provisions (A) to (E) shall also be applicable:

                                (A) Options. In case at any time hereafter during the term of this Representative's Warrant the Company shall in any manner grant any right to subscribe for or to purchase, or any option for the purchase of (other than as reflected in or contemplated by the aforementioned Registration Statements, as amended, and other than the Common Shares and the Warrants included in the Units which may be purchased under the Representative's Warrants and other than any outstanding options or future options which may be duly granted to employees of the Company pursuant to


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                the 1997 Long Term Incentive Plan, or to directors under the
                1997 Non-Employee Directors' Stock Option Plan, and any Common Shares which may be issued pursuant thereto) Common Shares or any stock or other securities convertible into or exchangeable for Common Shares (such convertible or exchangeable stock or securities being hereinafter referred to as "Convertible Securities") other than the Representative's Warrants, without consideration or if the minimum price per share for which Common Shares are issuable, pursuant to such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange thereof, by (ii) the total maximum number of Common Shares issuable pursuant to such rights or options or upon the conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the proportional per share Exercise Price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of Common Shares issuable pursuant to such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed for purposes of subsection (f)(1)(ii) to be outstanding and to have been issued for said price per share as so determined; provided, that no further adjustment of the Exercise Price shall be made upon the actual issue of the Common Shares so deemed to have been issued; and further provided, that, upon the expiration of such rights (including rights to convert or exchange) or options,
                (a) the number of Common Shares deemed to have been issued and outstanding by reason of the fact that they were issuable pursuant to such rights or options (including rights to convert or exchange) which were not exercised, shall no longer be deemed to be issued and outstanding, and (b) the Exercise Price shall forthwith be adjusted to the price which would have prevailed had all adjustments been made on the basis of the issue only of the Common Shares actually issued upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities.

                                (B)     Convertible Securities.  In case the
                Company shall at any time hereafter during the term of the Representative's Warrants in any manner issue or sell any Convertible Securities, and the minimum price per Common Share issuable upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount received or receivable


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                by the Company as consideration for the issue or sale of such
                Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of Common Shares issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the proportional per share Exercise Price in effect immediately prior to the time of such issue or sale, then the total maximum number of Common Shares issuable upon conversion or exchange of such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed for purposes of subsection (f)(1)(ii) to be outstanding and to have been issued for said price per share as so determined; provided, that no further adjustment of the Exercise Price shall be made upon the actual issue of Common Shares deemed to have been issued; and, further provided, that if any such issue or sale of such Convertible Securities is made upon exercise of any right to subscribe for or to purchase or any option to purchase any such Convertible Securities for which an adjustment of the Exercise Price has been or is to be made pursuant to other provisions of this subsection (f)(1) no further adjustment of the Exercise Price shall be made by reason of such issue or sale; and, further provided, that, upon the termination of the right to convert or to exchange such Convertible Securities for Common Shares, (a) the number of Common Shares deemed to have been issued and outstanding by reason of the fact that they were issuable upon conversion or exchange of any such Convertible Securities which were not so converted or exchanged, shall no longer be deemed to be issued and outstanding, and (b) the Exercise Price shall forthwith be adjusted to the price which would have prevailed had all adjustments been made on the basis of the issue only of the number of Common Shares actually issued upon conversion or exchange of such Convertible Securities.

                                (C) Determination of Issue Price. In case any Common Shares or Convertible Securities or any rights or options to purchase any such stock or securities shall be issued for cash, the consideration received therefor, after deducting therefrom any commission or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance thereof, shall be deemed to be the amount received by the Company therefor. In case any Common Shares or Convertible Securities or any rights or options to purchase any such stock or securities shall be issued for a consideration part or all of which shall be other than cash, then, for the purpose of this subsection (f)(1), the Board of Directors of the Company shall make a good faith determination of the fair market value of such consideration, irrespective of accounting treatment, and such Common Shares, Convertible Securities, rights or options shall be deemed to have been issued for an amount of cash equal to the value so determined by the


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                Board of Directors.  The reclassification of securities other than Common Shares into securities including Common Shares shall be deemed to involve the issuance for a consideration other than cash of such Common Shares immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such Common Shares. In case any Common Shares or Convertible Securities or any rights or options to purchase any such stock or other securities shall be issued together with other stock or securities or other assets of the Company for a consideration which includes both, the Board of Directors of the Company shall determine what part of the consideration so received is to be deemed to be consideration for the issue of such Common Shares, Convertible Securities, rights or options.

                                (D)     Determination of Date of Issue.  In
                case the Company shall take a record of the holders of any Common Shares for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Shares or in Convertible Securities, or (ii) to subscribe for or purchase Common Shares or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Common Share deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                                (E)     Treasury Shares.  For the purpose of
                this subsection (f)(1), Common Shares, including the Common Shares and the Warrants in all Units, at any relevant time owned or held by, or for the account of, the Company shall not be deemed outstanding.

                        (2) No Adjustment for Small Amounts. Anything in this Section (f) to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Exercise Price unless and until the net effect of one or more adjustments, determined as above provided, shall have required a change of the Exercise Price by at least five cents, but when the cumulative net effect of more than one adjustment so determined shall be to change the actual Exercise Price by at least five cents, such change in the Exercise Price shall thereupon be given effect.



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                        (3)     Number of Units Adjusted.  Upon any adjustment
        of the Exercise Price other than pursuant to subsection (f)(1), the Holder of this Representative's Warrant shall thereafter (until another such adjustment) be entitled to purchase, at the new Exercise Price, the number of Units, calculated to the nearest full Unit, obtained by multiplying the number Units initially issuable upon exercise of this Representative's Warrant, by the Exercise Price in effect on the date hereof and dividing the product so obtained by the new Exercise Price.

                        (4) Common Shares Defined. Whenever reference is made in this Section (f) to the issue or sale of Common Shares, the term "Common Shares" shall mean the Common Shares of the Company of the class authorized as of the date hereof and any other class of stock ranking on a parity with such Common Shares. However, subject to the provisions of Section (i) hereof, shares issuable upon exercise hereof shall include only shares of the class designated as Common Shares of the Company as of the date hereof.

                (g) Officer's Certificate. Whenever the Exercise Price shall be adjusted as required by the provisions of Section (f) hereof or the number of Units underlying the Representative's Warrants increased pursuant to the provisions of subsection (f)(3), the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, and with its Transfer Agent, if any, an officer's certificate showing both the adjusted number of Units and the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, deliver a copy of such certificate to the Holder. Such certificate shall be conclusive as to the correctness of such adjustment.

                (h) Notices to Representative's Warrant Holders. So long as this Representative's Warrant or any of the series of Representative's Warrants shall be outstanding and unexercised (i) if the Company shall pay any dividend or make any distribution upon the Common Shares or (ii) if the Company shall offer to the holders of Common Shares for subscription or purchase by them any shares of stock of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Holder, at least ten days prior to the date notice is given to the shareholders, a notice containing a brief description of the proposed action and stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution or rights, or (ii) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any, is to be


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fixed, as of which the holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

                (i)     Reclassification, Reorganization or Merger.   In case
of any reclassification, capital reorganization or other change of outstanding Common Shares of the Company (other than a change in par value, or as a result of an issuance of Common Shares by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding Common Shares of the class issuable upon exercise of this Representative's Warrant) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Representative's Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance which such Holder would have owned or have been entitled to receive immediately after such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance had this Representative's Warrant been converted immediately prior to the effective date of such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Representative's Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications, capital reorganizations and changes of Common Shares and to successive consolidations, mergers, sales or conveyances. In the event that in any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional Common Shares shall be issued in exchange, conversion, substitution or payment, in whole or in part, for or of a security of the Company other than Common Shares, any such issue shall be treated as an issue of Common Shares covered by the provisions of subsection (f)(1) hereof with the amount of the consideration received upon the issue thereof being determined by the Board of Directors of the Company, such determination to be final and binding on the Holder.

                (j) Spin-Offs. In the event the Company spins-off a subsidiary by distributing to the shareholders of the Company as a dividend or otherwise the stock of the subsidiary, the Company shall reserve for the life of the Representative's Warrant shares of the subsidiary to be delivered to the Holders of the Representative's Warrants upon exercise of such Representative's Warrant upon exercise of such Representative's Warrant to the same extent as if such Holders were shareholders of record of the company on the record date for payment of the shares of the subsidiary.



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                (k)     Registration under the Securities Act of 1933.

                        (1) In the event the Company files a registration statement (defined herein to include a Notification under Regulation A under the Act and the Offering Circular included therein), which relates to a current offering of securities of the Company (except in connection with an offering to employees or by a Form S-4 or any successor forms thereto or such other form as would not allow the registration of such securities), the Company will use its best efforts to include in such registration statement and prospectus included therein, at the written request to the Company by the Holders of Representative's Warrants or Representative's Warrant Units, or the underlying securities, as the case may be, as hereinafter defined, acquired upon exercise of the Representative's Warrants and/or which may be acquired upon exercise of the Representative's Warrants (collectively referred to as the "Representative's Warrant Units"), the securities underlying the Representative's Warrants so as to permit the public sale thereof in compliance with the Act; provided, however, that the Company is not required to include such securities in any underwritten portion of such offering; and further provided, if a greater number of securities is offered for participation in the proposed offering than in the reasonable opinion of the managing underwriter of the proposed offering can be accommodated without adversely affecting the proposed offering, then the amount of the securities underlying the Representative's Warrant proposed to be offered by such Holders for registration, as well as the number of securities of any other selling holders participating in the registration, shall be proportionately reduced to a number deemed satisfactory by the managing underwriter. The Company shall give written notice by Certified mail to the Holders of its intention to file a registration statement under the Act relating to a current offering of the aforesaid securities of the Company, 30 or more days prior to the filing of such registration statement, and the written request provided for in the first sentence of this subsection (which request shall specify the number and interest in the Representative's Warrant Units intended to be sold or disposed of by such Holder and describe the nature of any proposed sale or other disposition thereof) shall be made by the owners 20 or more days prior to the date specified in the notice as the date on which it is intended to file such registration statement. Neither the delivery of such notice by the Company nor of such request by the Holders shall in any way obligate the Company to file such registration statement and notwithstanding the filing of such registration statement, the Company may, at any time prior to the effective date thereof, determine not to offer the securities to which such registration statement relates, without liability to the Holders. The foregoing provisions of this subparagraph (1) shall apply only with respect to registration statement(s) filed in the period commencing on____________ 1998 and ending four years thereafter.

                        (2) In addition, on one occasion, at the sole expense of the Company, upon the written notice at any time after ____________1998, and on or


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        before four years thereafter from the Representative that it contemplates the transfer of all or any of its Representative's Warrants and/or the Representative's Warrant Units under such circumstances that a public offering, within the meaning of the Act, of the Representative's Warrants and/or the Representative's Warrant Units will be involved, the Company, as promptly as possible after receipt of such notice, shall file a new registration statement or, if available, a Notification under Regulation A under the Act, with respect to the offering and sale or other disposition of the Representative's Warrants and/or the Representative's Warrant Units with respect to which it shall have received such notice. Within ten (10) days after receiving any such notice, the Company shall give notice to the other Holders of the Representative's Warrants advising that the Company is proceeding with such registration statement or Notification and offering to include therein Representative's Warrants and/or the Representative's Warrant Units of such Holders. The Company shall not be obligated to any such other Holder unless such other Holder shall accept such offer by notice in writing to the Company within ten days thereafter. The Company shall pay the costs and expenses thereof, for one time only, which costs and expenses shall include "Blue Sky" filing fees to qualify the Representative's Warrants and/or the Representative's Warrant Units in those jurisdictions reasonably requested by the Representative.

                        (3) In each instance in which pursuant to subsections (1) and (2) of this Section, the Company shall take any action to permit a public offering or sale or other distribution of the Representative's Warrants and/or the Representative's Warrant Units, the Company shall:

                                (A) Supply to Stuart, Coleman & Co., Inc. as Representative of the Holders intending to make a public distribution of the securities thereof (the Holder by its receipt of this Representative's Warrant hereby acknowledging its appointment of Stuart, Coleman & Co., Inc. as the representative for purposes of this Representative's Warrant), two executed copies of each registration statement or Notification and a reasonable number of copies of the preliminary, final and other prospectus or offering circular in conformity with requirements of the Act and the Rules and Regulations promulgated thereunder and such other documents as Stuart, Coleman & Co., Inc. shall reasonably request.

                                (B) Cooperate in taking such action as may be necessary to register or qualify said securities under such other securities acts or blue sky laws of such jurisdictions as the Representative shall reasonably request and to do any and all other acts and things which may be necessary or advisable to enable the Holders thereof to consummate such proposed sale or other disposition of the such securities in any such jurisdiction; provided, however, that in no event shall the Company be obligated, in connection therewith, to qualify to do business or to file a general consent to service of process in any jurisdiction where it shall not then be qualified.

                                (C) Keep effective for a period of not less than ninety (90) days after the initial effectiveness thereof all such registrations or Notifications under the Act and cooperate in taking such action as may be necessary to keep effective such other registrations and qualifications, and do any and all other acts and things for such period - not to exceed ninety (90) days - as may be necessary to permit the public sale or other disposition of such securities by such Holders.

                                (D) Indemnify and hold harmless each such Holder and the Representative, within the meaning of the Act, who may purchase from or sell for any such Holder, such securities, from and against any and all losses, claims, damages and liabilities (including, but not limited to, any and
                all expenses whatsoever reasonably incurred     in
                investigating, preparing, defending or settling any claim) arising from (i) any untrue statement of a material fact contained in any registration statement or Notification furnished pursuant to Clause (A) of this subsection, or any prospectus or offering circular included therein or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (unless such untrue statement or omission was based upon information furnished or required to be furnished in writing to the Company by such Holder or Representative or several Underwriters expressly for use therein), which indemnification shall include each person, if any, who controls any such Holder or Representative or several Underwriters within the meaning of the Act; provided, however, that the Company shall not be so obligated to indemnify any such Holder or Representative or several Underwriters or controlling person unless such Holder and Representative or several Underwriters shall at the same time indemnify the Company, its directors, each officer signing any registration statement or Notification or any amendment to any registration statement or Notification and each person, if any, who controls the Company within the meaning of the Act, from and against any and all losses, claims, damages and liabilities (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing, defending or settling any claim) arising from (iii) any untrue statement of a material fact or any amendment to any registration statement or Notification or prospectus or offering circular furnished pursuant to Clause
                (A) of this subsection, or (iv) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but the indemnity of such Holder, Representative or several Underwriters or controlling person shall be limited to liability based upon information furnished, or required to be furnished, in writing to the Company by such Holder or Representative or several Underwriters or controlling person expressly for use therein. The indemnity agreement of the Company herein shall not inure to the benefit of any such Representative or Holder or several Underwriters (or to the benefit of any person who controls such Representative or Holder or several Underwriters) on account of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arising from the sale of any of such securities by such Representative or Holder or several Underwriters to any person if such Representative or Holder or several Underwriters failed to send or give a copy of the prospectus or offering circular furnished pursuant to Clause
                (A)
                of this subsection, as the same may then be supplemented or amended if such supplement or amendment shall have been furnished to Stuart, Coleman & Co., Inc. pursuant to said Clause (A)), to such person with or prior to the written confirmation of the sale involved.

                        The Company's obligation under this subsection (k) shall be conditioned as to such public offering, upon a timely receipt by the Company in writing of:

                                (A)     Information as to the terms of such
                public offering furnished by or on behalf of each Holder intending to make a public distribution of his, her or its Representative's Warrants or Representative's Warrant Units; and

                                (B) Such other information as the Company may reasonably require from such Holders, or the Representative or the several Underwriters, for inclusion in such registration statement or Notification or post effective amendment.

                                The Company's agreements with respect to the
                Representative's Warrants or Representative's Warrant Units in this Section will continue in effect regardless of the exercise or surrender of this Representative's Warrant.

                        (4) Any notices or certificates by the Company to the Holder and by the Holder to the Company shall be deemed delivered if in writing and delivered personally or sent by certified mail: (i) if to the Holder, addressed to him or her in care of Stuart, Coleman & Co., Inc. or, if the Holder has designated, by notice in writing to the Company, any other address, to such other address; and,
        (ii) if to the Company, addressed to it, Mr. John van der Hagen, President, Surrey, Inc., 13110 Trails End Road, Leander, Texas 78641. The Company may change its address by written notice to the Representative. Notwithstanding the foregoing, the Company shall not be required to include in any registration statement any securities which may then be sold, without limitation, by the Holder without registration pursuant to Rule 144 under the Act or any successor rules or regulations.

                (l)     Transfer to Comply with the Securities Act of 1933.

                        (1)     This Representative's Warrant or
        Representative's Warrant Units or any other security issued or issuable upon exercise of this Representative's Warrant may not be offered or sold or otherwise transferred except in conformity with the Act and applicable state securities laws (in the opinion of counsel satisfactory to the Company), and then only against receipt by the Company of an agreement of such person to whom such offer of sale or transfer is made to comply with the provisions of this Section (l) with respect to any resale or other disposition of such securities.

                        (2) The Company may cause the following legend to be set forth on each Representative's Warrant and certificate representing Representative's Warrant Units or any other security issued or issuable upon exercise of this Representative's Warrant not theretofore distributed to the public or sold to underwriters for distribution to the public pursuant to Section (k) hereof, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

                        The securities represented by this certificate and
                certificates may not be offered for sale, sold or otherwise transferred except pursuant to an effective Registration Statement made under the Securities Act of 1933 (the "Act") and applicable state securities laws, or pursuant to an exemption from registration under the Act, if available, and such laws.

                (m) Applicable Law. This Representative's Warrant shall be governed by, and construed in accordance with, the laws of the State of New York.


                                SURREY, INC.

                                By:___________________________________
                                   John van der Hagen, President


Date:

Attest


___________________________

                                PURCHASE FORM


                                Dated ______________________, 19__

The undersigned hereby irrevocably elects to exercise the within Representative's Warrant to the extent of purchasing ________ Units and hereby makes payment of $____________________ in payment of the actual exercise price thereof.


                                _____________


                                INSTRUCTIONS FOR REGISTRATION OF UNITS

     Name _____________________________

     Address __________________________

     Signature ________________________


                                _____________


                               ASSIGNMENT FORM

                FOR VALUE RECEIVED, _________________

hereby sells, assigns and transfers unto

Name ____________________________

Address _________________________

the right to purchase Units represented by this Representative's Warrant to the extent of ______________ Units as to which such right is exercisable and does hereby irrevocably constitute and appoint ___________________________________, attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


                                Signature _____________________________



Dated _________________________, 19__.